UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2021 (November 4, 2021)

OTIS WORLDWIDE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39221	83-3789412
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Carrier Place
Farmington, Connecticut 06032
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code
(860) 647-3000
N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	OTIS	New York Stock Exchange

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On November 4, 2021, Highland Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of Grand Duchy of Luxembourg, having its registered office at 6, rue Jean Monnet, L-2180 Luxembourg, and registered with Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B237108 (“Highland”), an indirect wholly-owned subsidiary of Otis Worldwide Corporation (“Otis”) priced an offering of €500,000,000 aggregate principal amount of 0.000% Notes due 2023 (the “2023 Notes”), €600,000,000 aggregate principal amount of 0.318% Notes due 2026 (the “2026 Notes”) and €500,000,000 aggregate principal amount of 0.934% Notes due 2031 (together with the 2023 Notes and the 2026 Notes, the “Notes”). The Notes are fully and unconditionally guaranteed by Otis. In connection with the offering, Otis and Highland entered into an Underwriting Agreement, dated November 4, 2021 (the “Underwriting Agreement”), with Morgan Stanley & Co. International plc, HSBC Continental Europe and J.P. Morgan AG, as representatives of the underwriters named in Schedule A thereto (the “Underwriters”), pursuant to which Highland agreed to sell, Otis has agreed to guarantee, and the Underwriters agreed to purchase the Notes, subject to and upon the terms and conditions set forth therein. A copy of the Underwriting Agreement has been filed as an exhibit to this Current Report and is incorporated herein by reference.

The Notes are being issued under the Indenture, to be dated on or about November 12, 2021 (the “Base Indenture”), as supplemented by the Supplemental Indenture No. 1, to be dated on or about November 12, 2021 (the “Supplemental Indenture” and, the Base Indenture as supplemented by the Supplemental Indenture, the “Indenture”), in each case between Otis, Highland and the Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).

The issuance and sale of the Notes is expected to close on November 12, 2021. The net proceeds to Highland from the sale of the Notes, after the Underwriter’s discount and offering expenses, are estimated to be approximately €1.6 billion, or $1.8 billion, based on the euro/U.S. dollar rate of exchange as of October 29, 2021. On September 23, 2021, Otis announced its intention to acquire all of the issued and outstanding shares of Zardoya Otis, S.A. (“Zardoya”) not owned by Otis or its subsidiaries in an all-cash voluntary tender offer at a price of €7.00 per share in cash and delist Zardoya from the Madrid, Barcelona, Bilbao and Valencia stock exchanges (the “Tender Offer”).  The price per share to be paid in the Tender Offer was adjusted to €6.93 as a result of the dividend paid by Zardoya on October 11, 2021.  Highland intends to use the net proceeds of the offering of the Notes to purchase shares of Zardoya, whether pursuant to the Tender Offer or otherwise, and to pay fees and expenses in connection therewith.

The 2023 Notes will mature on November 12, 2023, the 2026 Notes will mature on December 15, 2026 and the 2031 Notes will mature on December 15, 2031. The Notes and parent guarantees will be unsecured, unsubordinated obligations of Highland and Otis, respectively and will rank equally in right of payment with all of Highland’s and Otis’ respective existing and future unsecured, unsubordinated indebtedness.

The Notes are being issued pursuant to the Registration Statement (File No. 333-240269) that the Otis and Highland filed with the Securities and Exchange Commission (the “SEC”) relating to the public offering from time to time of securities of Otis and Highland pursuant to Rule 415 of the Securities Act of 1933, as amended. In connection with filing with the SEC a definitive prospectus supplement, dated November 4, 2021, and base prospectus, dated October 26, 2021, relating to the public offering of the Notes, Otis is filing the Underwriting Agreement with this Current Report on Form 8-K as an exhibit to such Registration Statement. See “Item 9.01 – Financial Statements and Exhibits.”

Section 2 - Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement, dated November 4, 2021, among Morgan Stanley & Co. International plc, HSBC Continental Europe and J.P. Morgan AG, and the other underwriters named in Schedule A thereto.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTIS WORLDWIDE CORPORATION
(Registrant)

Date: November 5, 2021	By:	/s/ Rahul Ghai
Rahul Ghai
Executive Vice President & Chief Financial Officer